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                                                EXHIBIT 23.8
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                CONSENT OF PROPOSED DIRECTOR


          I, Richard C. Fellhauer, President of Equality Bancorp, Inc., hereby consent to the reference to my name in the Registration Statement of Allegiant Bancorp, Inc. on Form S-4 as a Proposed Director and to any other such references in the form and context in which they are included.



                            By /s/ Richard C. Fellhauer

                              Richard C. Fellhauer

                                 Dated: 8/28/00
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